UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2015

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 12, 2015, Graham Corporation (the “Company”) and its wholly-owned subsidiary Energy Steel & Supply Co. (“Energy Steel”) entered into a Restated Security Agreement (the “Security Agreement”) with Bank of America, N.A. (the “Bank”). The Security Agreement was executed to include the assets of Energy Steel as collateral under that certain Loan Agreement with the Bank dated December 3, 2010 (the “Loan Agreement”). Also on June 12, 2015, Energy Steel executed a Continuing and Unconditional Guarantee of the Company’s obligations under the Loan Agreement.

A copy of the Security Agreement and the Guarantee are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and the above summary of the terms of such instruments are qualified in their entirety by reference to their actual text, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Restated Security Agreement dated June 12, 2015 made pursuant to that certain Loan Agreement with Bank of America, N.A. dated December 3, 2010.

99.2	Guarantee of Energy Steel & Supply Co. dated June 12, 2015 made pursuant to that certain Loan Agreement with Bank of America, N.A. dated December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: June 15, 2015	By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President – Finance & Administration and
Chief Financial Officer